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                                                                    Exhibit 23.8


                        CONSENT OF INDEPENDENT AUDITORS


The Partners
Wicks Broadcasting Group Limited Partnership:



We consent to the use of our report dated December 15, 1998 on the balance sheet of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997 and the related statements of operations and changes in division equity, and cash flows for the year then ended included herein and to the reference to our firm under the heading "Independent Auditors" in the registration statement.




                                                        /s/ KPMG LLP

                                                            KPMG LLP


McLean, Virginia
February 4, 1999